Exhibit 99.2

ARROWHEAD RESEARCH CORPORATION

INDEX TO (UNAUDITED) PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

ARROWHEAD RESEARCH CORPORATION

(UNAUDITED) PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The accompanying (unaudited) pro forma combined condensed financial statements present the historical financial information of Arrowhead Research Corp. (“Arrowhead”), as adjusted for the purchase of Roche Madison, Inc. (“Roche Madison”). For financial reporting purposes, the business combination is to be accounted for with Arrowhead as the acquirer.

The accompanying pro forma combined condensed balance sheet presents the historical financial information of Arrowhead as of September 30, 2011, as adjusted for the purchase of Roche Madison, as if the acquisition had occurred on September 30, 2011, accounted for as a business combination.

The accompanying pro forma combined condensed statements of operations for the year ended September 30, 2011, combine the historical financial information of Arrowhead with the historical information of Roche Madison as if the acquisition had occurred on

October 1, 2010.

The pro forma combined condensed financial statements have been prepared by management, based on the historical financial statements of Arrowhead and Roche Madison. These pro forma combined condensed financial statements may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma combined condensed financial statements should be read in conjunction with the historical financial statements of Arrowhead for the year ended September 30, 2011, and with the historical financial statements of Roche Madison for the nine months ended December 31, 2011, and the year ended December 31, 2010, included elsewhere in this filing.

ARROWHEAD RESEARCH CORPORATION

PRO FORMA COMBINED CONDENSED BALANCE SHEET (UNAUDITED)

AS OF SEPTEMBER 30, 2011

	Arrowhead Research Corp. (consolidated)	Roche Madison	Pro Forma Adjustments	Footnote Reference	Proforma Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,507,389	$—			$7,507,389
Trade receivable, net of allowances	—	176,916			176,916
Other receivables	1,608,382	671,533			2,279,915
Prepaid expenses	110,818	204,323			315,141
Other current assets	634,585	—			634,585

TOTAL CURRENT ASSETS	9,861,174	1,052,772			10,913,946
PROPERTY AND EQUIPMENT
Computers, office equipment and furniture	285,266	278,903	(61,441)	(2)	502,728
Research equipment	3,515	3,588,192	(1,219,802)	(2)	2,371,905
Software	77,020	—			77,020
Leasehold improvements	—	3,666,636	(924,172)	(2)	2,742,464

GROSS PROPERTY AND EQUIPMENT	365,801	7,533,731			5,694,117
Less: Accumulated depreciation and amortization	(340,364)	(1,914,130)	1,914,130	(2)	(340,364)

NET PROPERTY AND EQUIPMENT	25,437	5,619,601			5,353,753
OTHER ASSETS
Note Receivable, net	2,272,868	—			2,272,868
Derivative asset	161,125	—			161,125
Patents and other intangible asset, net	1,731,211	—	1,090,000	(1)	2,821,211
Investments and other noncurrent assets	1,836,748	6,264	1,407,846	(1)	3,250,858

TOTAL OTHER ASSETS	6,001,952	6,264			8,506,062

TOTAL ASSETS	$15,888,563	$6,678,637			$24,773,761

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Cash overdraft	$—	$639,141			$639,141
Accounts payable	576,809	961,608			1,538,417
Accrued expenses	864,511	14,522			879,033
Accrued payroll and benefits	195,649	186,035			381,684
Derivative liability	944,980	—			944,980
Capital lease obligation	—	51,534			51,534
Other current liabilities	—	112,650	986,049	(1)	1,098,699

TOTAL CURRENT LIABILITIES	2,581,949	1,965,490			5,533,488

LONG-TERM LIABILITIES
Other non-current liabilities	135,660	82,466			218,126
Notes payable	606,786	—	50,000	(1)	656,786
Capital lease obligation	—	1,653,363			1,653,363

TOTAL LONG-TERM LIABILITIES	742,446	1,735,829			2,528,275

Commitments and contingencies
TOTAL STOCKHOLDERS’ EQUITY	12,564,168	2,977,318	1,170,512	(1)	16,711,998

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$15,888,563	$6,678,637			$24,773,761

ARROWHEAD RESEARCH CORPORATION

PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS (UNAUDITED)

FOR THE YEAR ENDED SEPTEMBER 30, 2011

	Arrowhead Research Corp. (consolidated)	Roche Madison	Pro Forma Adjustments	Footnote Reference	Proforma Combined
REVENUE	$296,139	$247,230			$543,369
OPERATING EXPENSES
Salaries	1,408,366	—			1,408,366
Consulting	3,821,550	—			3,821,550
General and administrative expenses	3,277,760	889,256			4,167,016
Research and development	1,376,921	9,468,135			10,845,056
Depreciation and amortization	241,808	—	43,770	(3)	285,578

TOTAL OPERATING EXPENSES	10,126,405	10,357,391			20,527,566

OPERATING LOSS	(9,830,266)	(10,110,161)			(19,984,197)
OTHER INCOME (EXPENSE)	1,045,258	(48,901)	6,971,376	(4)	7,967,733

LOSS FROM CONTINUING OPERATIONS	$(8,785,008)	$(10,159,062)			$(12,016,464)

Earnings per share - basic:
Loss from continuing operations	$(1.22)				$(1.49)

Weighted average shares outstanding - basic and diluted	7,181,121		901,702	(5)	8,082,823

Earnings per share - diluted:
Loss from continuing operations	$(1.12)				$(1.38)

Weighted average shares outstanding - basic and diluted	7,830,407		901,702	(5)	8,732,109

Note 1 - Basis of presentation

The accompanying pro forma combined financial statements are presented to reflect the acquisition of Roche Madison by Arrowhead Research Corporation with the operations of Arrowhead being the continuing operations of the combined entities.

The accompanying pro forma combined condensed balance sheet has been prepared to give effect to the acquisition of Roche Madison by Arrowhead Research Corporation as if the acquisition occurred on September 30, 2011.

The accompanying pro forma combined condensed statements of operations include the historical operations of Arrowhead and Roche Madison as if the acquisition had occurred on October 1, 2010.

Note 2 - Pro forma adjustments

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

The unaudited pro forma combined condensed financial statements reflect the following pro forma adjustments:

Adjustment (1) - Purchase of Roche Madison

In accordance with FASB Codification Topic 805, the purchase consideration of $5,183,879 has been allocated to the assets and liabilities assumed, including identifiable intangible assets, based on their respective fair values at the date of acquisition. Assuming the acquisition took place on September 30, 2011, such allocation would have resulted in goodwill of $1.4 million. These allocations are reflected below as if the acquisition had occurred on September 30, 2011.

Current assets	$1,052,772
Property and equipment	5,328,316
Intangible assets	1,090,000
Other noncurrent assets	6,264
Current liabilities	(1,965,490)
Other noncurrent liabilities	(1,735,829)
Goodwill	1,407,846

Total purchase consideration	$5,183,879

The total purchase consideration was paid through the issuance of a note payable, the issuance of common stock of Arrowhead Research Corporation (Arrowhead) at the close of the transaction, the issuance of a fixed number of shares of Arrowhead common stock at a future date, and the issuance of a number of shares of Arrowhead common stock based on future financing transactions, or cash if no financing transaction occurs in a specified timeframe.

Promissory Note issued	$50,000
Value of common stock issued	4,147,830
Value of common stock to be issued	674,188
Value of common stock / cash to be issued	311,862

Total purchase consideration	$5,183,879

Adjustment (2) - As a result of the acquisition, fixed assets were revalued to fair market value and accumulated depreciation was reduced to zero.

Adjustment (3) - As a result of the acquisition, intangible assets were recorded at their fair market value. In-process Research & Development is capitalized and tested for impairment in accordance with ASC 350. Intangible assets with a determinable life, including customer contracts, are amortized over their useful life. Amortization has been calculated for the customer contracts using a life of 5 years.

Adjustment (4) - Assuming the acquisition took place on October 1, 2010, based on the fair market value of the assets and liabilities on that date, a gain on the acquisition of Roche Madison, Inc. of $7.0 million would have resulted and been recorded as a gain in the Company’s statement of operations.

Adjustment (5) The number of shares of Arrowhead common stock issued upon closing was 901,702 (as restated for a reverse stock split effected on November 17, 2011).